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                                                                  Exhibit 10.13


                                  AMENDMENT ONE
                  TO SECOND AMENDED AND RESTATED LOAN AGREEMENT


      WHEREAS, that certain Second Amended and Restated Loan Agreement (the "LOAN AGREEMENT") dated as of June 5, 1998 was executed by Matador E&P Company, a Texas corporation (hereinafter referred to as "BORROWER"), Matador Petroleum Corporation, a Texas corporation (hereinafter referred to as "PARENT"), Comerica Bank-Texas (hereinafter referred to in its individual capacity as"COMERICA") and Den norske Bank ASA (hereinafter referred to AS"DEN NORSKE"), as lenders, Comerica Bank-Texas, as Agent (in such capacity, together with its successors in such capacity, "AGENT") and Comerica Bank-Texas, as Issuing Lender (in such capacity, together with its successors in such capacity, "ISSUING LENDER"); and

      WHEREAS, Den norske has assigned to Union Bank of California, N.A. (hereinafter referred to as"UNION BANK") all of Den norske's rights and obligations under the Loan Agreement and the promissory note issued to Den norske pursuant thereto;

      WHEREAS, Borrower has requested that Comerica and Union (referred to herein collectively as the "LENDERS") amend the Loan Agreement to extend the Maturity Date and make certain other amendments thereto; and

      WHEREAS, Lenders are willing to agree to the request of Borrower, subject to the terms and provisions of this Amendment.

      NOW THEREFORE, in consideration of the premises and other value, the receipt and sufficiency of which are hereby acknowledged, Borrower, Parent, Lenders, Issuing Lender and Agent hereby agree as follows:

      1. SECTION 1 of the Loan Agreement is hereby amended by deleting therefrom in their entirety subsections (rr), (yy) , (nnn) and (ooo) and substituting therefor the following:

            "(rr) LIBOR MARGIN - Shall mean two and one-eighths percent (2.125%); provided, however, that if Borrower's Average Quarterly Usage during a fiscal quarter, commencing with the quarter ending September 30, 1998, is sixty-five percent (65%) or less and no Event of Default is existing at the end of such quarter, then the LIBOR Margin for any Interest Period commencing during the immediately succeeding fiscal quarter shall be one and one-quarter percent (1.25%); provided, further, that if Borrower's Average Quarterly Usage during a fiscal quarter, commencing with the quarter ending September 30, 1998, is greater than sixty-five percent (65%) but less than eighty-one percent (81%) and no Event of Default is existing at the end of such quarter, then the LIBOR Margin for any Interest Period commencing during the immediately succeeding fiscal quarter shall be one and one-half percent (1.50%)."

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            "(yy) MATURITY DATE - February 28, 2004."

            "(nnn) REQUIRED LENDERS- At any time, Lenders holding Commitment Percentages which aggregate at least seventy-five percent (75%)."

            "(ooo)  REVOLVER TERMINATION DATE - February 28, 2001."

      2. SECTION 3(d)(i) of the Loan Agreement is hereby amended in its entirety to read as follows:

            "(i) all of the principal balance due under each Note shall be due and payable in equal quarterly installments, commencing on the Revolver Termination Date and continuing on each May 31, August 31, November 30 and February 28 thereafter to and including November 30, 2003; such quarterly payments shall be based on a five year amortization of all principal outstanding on the Revolver Termination Date; and"

      3. SECTION 5(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

            "(a) INITIAL BORROWING BASE. During the period from June 24, 1999 to the date a new Borrowing Base is made effective, the Borrowing Base shall be $48,000,000; provided, however, that although for purposes of computing Unused Availability, the Borrowing Base shall be $48,000,000 until a new Borrowing Base is made effective, $2,000,000 of the Borrowing Base shall not be available for advances hereunder until the Lenders have received evidence satisfactory to the Lenders (both as to the fact of contribution and as to the value) that Borrower has received, after March 31, 1999, an additional $3,000,000 in cash or, or an equivalent value of producing properties, as a contribution for common stock of Borrower."

      4. SECTION 5(c) of the Loan Agreement is hereby amended in its entirety to read as follows:


            "(c) On or before the date which is 30 days after receipt of all information, reports and data required to be delivered to Lenders pursuant to SECTION 5(b), Agent shall recommend a new Borrowing Base to all Lenders. If such recommended Borrowing Base is unchanged from, or is a reduction in, the existing Borrowing Base and if the required principal reductions in the outstanding Loans are unchanged or increased, then the recommended new Borrowing Base shall become the redetermined Borrowing Base if approved by Required Lenders. However, if the recommended Borrowing Base does not qualify for approval by Required Lenders in accordance with the immediately preceding sentence, then all Lenders must approve the recommendation in order to make it effective. Should all of the Lenders not be able to agree upon a new Borrowing Base when the recommended Borrowing Base is an increase over the then effective Borrowing Base, then the greater of (i) the lowest Borrowing Base recommended by any of the Lenders or (ii) the previous Borrowing Base shall become the new Borrowing Base. Should the Required Lenders not be able to agree upon a new Borrowing Base when the recommended Borrowing Base is a decrease from the then effective Borrowing Base, then the new Borrowing Base shall be the weighted average of the new Borrowing Bases recommended by the Lenders, such weighting to be in accordance with the respective Commitment Percentages of the Lenders. Within 10 Business Days after receipt from the Agent of the recommended Borrowing Base, each Lender shall notify the Agent in writing whether or not such Lender agrees with the recommendation. Failure of any Lender to give such notice within such period of time shall be deemed to constitute an acceptance of such recommendation.

      5. SECTION 11(d) of the Loan Agreement is hereby amended in its entirety to read as follows:

            "(d) INVESTMENTS, LOANS AND ADVANCES. Borrower shall not make or permit to remain outstanding any loans or advances to or investments in any person or entity, except the foregoing restrictions shall not apply to:

                  (i) loans, advances or investments the material details of which have been set forth in the Financial Statements of Borrower heretofore furnished to the Agent;

                  (ii) investments in direct obligations of the United States of America or any agency thereof;

                  (iii) investments in certificates of deposit issued by the
            Agent or certificates of deposit with maturities of less than one year issued by other commercial banks in the United States having capital and surplus in excess of $500,000,000;

                  (iv) money market accounts established at Comerica Bank-Texas and repurchase agreements with Comerica Bank-Texas having a term of not more than 30 days with respect to securities issued, fully guaranteed or insured by the United States or any agency thereof;

                  (v) commercial paper of a domestic issuer with maturities of
            180 days or less from the date of acquisition that is rated A-1 by Standard and Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.; and

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                  (vi) non-interest bearing loans to employees of Borrower
            solely for the purpose of funding the purchase of Parent's common stock provided that (i) the maximum aggregate principal amount of such loans outstanding at any time does not exceed $250,000, (ii) such loans are repayable through payroll deductions and (iii) the term of any such loan does not exceed two years."

      6. SECTION 11(e) of the Loan Agreement is hereby amended by deleting the reference to "$400,000" therein and substituting therefor "$450,000".

      7. SECTION 11(j) of the Loan Agreement is hereby amended in its entirety to read as follows:

            "(j) TANGIBLE NET WORTH. The Parent will not, as of the end of any fiscal quarter commencing with the quarter ending March 31, 1999, permit its Tangible Net Worth to be less than the sum of (i) $25,000,000, plus
      (ii) sixty percent (60%) of Parent's consolidated net income for each quarter from and after January 1, 1999 in which such net income was positive (quarters in which Parent's consolidated net income was negative shall be disregarded), plus (iii) the aggregate amount received by Parent for capital stock issued by Parent after March 31, 1999, net of customary costs of such issuance.

      8. SCHEDULE 1.2 of the Loan Agreement is amended in its entirety by substituting therefor the SCHEDULE 1.2 attached to this Amendment.

      9. The effectiveness of this Amendment is subject to the condition precedent that the Lenders shall have received (or waived receipt of) the following, each duly executed and delivered and in form and substance and dated as of a date satisfactory to the Lenders and their legal counsel, or that the following shall be fulfilled, as the case may be:

            (a) This Amendment executed by Borrower, Parent and, where appropriate, by NZX Corporation and Matador Operating Company;

            (b) Renewal and extension Notes payable to the order of Union Bank and to the order of Comerica in the principal amounts of $33,000,000.00 and $67,000,000.00, respectively;

            (c) Agent shall have received a duly executed Assignment and Acceptance in the form of EXHIBIT F to the Loan Agreement and payment of the

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      $2,500 registration and processing fee as required by SECTION 14.3(e) of the Loan Agreement;

            (d) Lenders shall have received certified resolutions of the Board of Directors of Borrower and of Parent authorizing the execution, delivery and performance of this Amendment;

            (e) Legal opinion of counsel to Borrower addressing the due organization and good standing of Borrower and Parent, the due authorization and execution of this Amendment by Borrower and Parent, and the enforceability of this Amendment and the renewal notes;

            (e) Such deeds of trust, mortgages and modifications and extensions of existing deeds of trust and mortgages as Lenders shall require;

            (f) Evidence of payment of all reasonable fees and expenses of or incurred by the Agent and its legal counsel in connection with this Amendment and payment of a closing fee of $50,000 to Union Bank;

            (g) The representations and warranties contained in the Loan Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof, with the same force and effect as though made on and as of this date;

            (h) No material adverse change shall have occurred in the business, operations, financial condition or prospects of Borrower or Parent, and no material adverse litigation shall be pending or, to the knowledge of Borrower or Parent, threatened against Borrower or Parent; and

            (i) All corporate proceedings and all documents required to be completed and executed by the provisions of this Amendment shall be satisfactory in form and substance to Lenders.

      10. Each of Parent, Matador Operating Company and NZX Corporation (each a "GUARANTOR", and collectively, "GUARANTORS") (i) consents, acknowledges, and agrees to the execution, delivery, and performance of this Amendment, (ii) acknowledges and agrees that this Amendment does not affect, diminish, waive, or release such Guarantor's obligations under its Unconditional Guaranty dated as of June 5, 1998, in the case of Parent and Matador Operating Company, and as of January 18, 1999, in the case of NZX Corporation, (iii) ratifies and confirms such Guarantor's obligations pursuant to its Unconditional Guaranty.

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      11. Borrower shall pay all out-of-pocket expenses arising in connection with the preparation, execution, delivery and administration of this Amendment, including but not limited to, all reasonable legal fees and expenses incurred by Agent.

      12. Except to the extent amended hereby, all terms, provisions and conditions of the Loan Agreement shall continue in full force and effect and shall remain enforceable and binding.

      13. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which are identical. All parties need not execute the same counterpart.

      14. Borrower and Parent represent and warrant that all the representations and warranties contained in the Loan Agreement, as amended hereby, are true and correct in all material respects as of the date hereof, with the same force and effect as though made on and as of this date.

      15. This Amendment shall be construed in accordance with and governed by the laws of the State of Texas, without regard to its conflict of law principles, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      16. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


      In consideration of the foregoing, this Amendment One is executed as of June 24, 1999.

                                    BORROWER:

                                    MATADOR E&P COMPANY

                                    By: /s/ Joseph Wm. Foran
                                        ----------------------------
                                    Its: President
                                         ----------------------------

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                                    PARENT:

                                    MATADOR PETROLEUM CORPORATION


                                    By: /s/ Joseph Wm. Foran
                                        ----------------------------
                                    Its: President
                                         ----------------------------

                                    AGENT:

                                    COMERICA BANK-TEXAS

                                    By: /s/ Joseph Wm. Foran
                                        ----------------------------
                                    Its: President
                                         ----------------------------


                                    ISSUING LENDER:

                                    COMERICA BANK-TEXAS

                                    By: /s/ Martin W. Wilson
                                        ----------------------------
                                    Its: Vice President
                                         ----------------------------


                                    LENDERS:

                                    COMERICA BANK-TEXAS

                                    By: /s/ Martin W. Wilson
                                        ----------------------------
                                    Its: Vice President
                                         ----------------------------

                                    UNION BANK OF CALIFORNIA, N.A.

                                    By: /s/ Dustin Gaspari
                                        ----------------------------
                                        Dustin Gaspari
                                    Its: Assistant Vice President
                                         ----------------------------







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CONSENTING GUARANTORS:

MATADOR OPERATING COMPANY

By: /s/ Joseph Wm. Foran
    ----------------------------
Its: President
     ----------------------------

NZX CORPORATION

By: /s/ Joseph Wm. Foran
    ----------------------------
Its: President
     ----------------------------

                                     -8-


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                                  SCHEDULE 1.2

                           REVOLVING CREDIT COMMITMENT


Comerica Bank-Texas                 $32,160,000       67%

Union Bank of California, N.A.      $15,840,000       33%

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